                                                                      EXHIBIT 11
                                                                     Page 1 of 2


                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS


                                                         Three Months Ended
                                                              March 31,
                                                       ----------------------
                                                          1994         1993
                                                       ---------     --------
INCOME DATA:

  Income before cumulative effect of change
    in accounting principle                            $  21,589     $ 12,554
  Preferred stock dividends                               (3,953)      (4,051)
                                                       ---------     --------

  Income before cumulative effect of
    change in accounting principle
    applicable to common shares                           17,636        8,503
  Cumulative effect of change in
    accounting principle                                    -          38,470
                                                       ---------     --------

  Net income applicable to common
    shares                                             $  17,636     $ 46,973
                                                       =========     ========


COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common shares                          85,851       85,064
  Equivalent common shares from
    stock options                                            287           64
                                                        --------     --------

  Common and common equivalent shares                     86,138       85,128
                                                        ========     ========


EARNINGS PER COMMON SHARE:

  Income before cumulative effect of
    change in accounting principle                      $   0.20     $   0.10
  Cumulative effect of change in
    accounting principle                                     -           0.45
                                                        --------     --------

  Net income per common and common
    equivalent shares                                   $   0.20     $   0.55
                                                        ========     ========

                                                                      EXHIBIT 11
                                                                     Page 2 of 2


                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                                        Three Months Ended
                                                              March 31,
                                                       ----------------------
                                                          1994         1993
                                                       ---------     --------
INCOME DATA:

  Income before cumulative effect of change
    in accounting principle                            $ 21,589      $ 12,554
  Cumulative effect of change in
    accounting principle                                   -           38,470
                                                       --------      --------
  Net income applicable to common
    shares                                             $ 21,589      $ 51,024
                                                       ========      ========


COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common shares                         85,851        85,064
  Equivalent common shares from
    stock options                                           338           160
  Equivalent common shares from
    conversion of preferred stock                         7,899         7,899
                                                       --------      --------
  Common and common equivalent shares                    94,088        93,123
                                                       ========      ========


EARNINGS PER COMMON SHARE:

  Income before cumulative effect of change
    in accounting principle                            $   0.23      $   0.14
  Cumulative effect of change in
    accounting principle                                    -            0.41
                                                       --------      --------
  Net income per common and common
    equivalent shares                                  $   0.23      $   0.55
                                                       ========      ========





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